UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013 (March 15, 2013)

Whitestone REIT
(Exact name of registrant as specified in charter)

Maryland	000-34855	76-0594970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 827-9595
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule #14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2013, the Board of Trustees (the “Board”) of Whitestone REIT (the “Company”) elected Paul T. Lambert as a new Class I trustee, with his service to begin immediately. Mr. Lambert was elected to fill a vacancy that had been created on March 7, 2013, when the Board increased the size of the Board from five to six trustees in accordance with the Company's declaration of trust and bylaws, as amended. It has not been determined at this time upon which committees of the Board Mr. Lambert will serve. Mr. Lambert will serve until the 2013 annual meeting of shareholders, where he will stand for re-election by the Company's shareholders. Mr. Lambert has been determined by the Board to meet the “independence” standards of the New York Stock Exchange and the Securities and Exchange Commission.

There were no arrangements or understandings between Mr. Lambert and any person pursuant to which he was elected a trustee. Mr. Lambert will receive the same compensation as the other non-employee members of the Board. A description of the compensation payable to the Company's trustees was included in the Company's Proxy Statement filed with the Securities and Exchange Commission on April 10, 2012.

On March 18, 2013, the Company issued a press release announcing the appointment of Mr. Lambert, which is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Whitestone REIT Press Release dated March 18, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

Date:	March 20, 2013	By: /s/ David K. Holeman
David K. Holeman
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Whitestone REIT Press Release dated March 18, 2013.